                          EXHIBIT 10.15

                        PURCHASE AGREEMENT

     This Purchase Agreement (the "Purchase Agreement") is made and entered into effective as of this 25th day of November, 1997, (the "Effective Date") by and between ROYAL SILVER MINES ,INC., a Utah corporation with an address of North 10220 Nevada, Suite 270, Spokane, Washington 99218, ("Seller") and Centurion Mines Corporation., a Utah corporation, with offices at 860 South, 500 West, Salt Lake City, Utah 84101 ("Buyer").

                           WITNESSETH:

     WHEREAS, Seller is the owner of patented and unpatented mining claims, situated in Shoshone County, State of Idaho, (the "Subject Property") and more particularly described in Exhibits "A", "B", and "C" attached hereto and made a part hereof, and

     WHEREAS, Seller desires to sell the Subject Property to Buyer, and Buyer desires to acquire the Subject Property, all in accordance with the terms and conditions set forth herein.

     NOW, THEREFORE, for 5,000,000 (five million) shares of the common stock of the Buyer valued at $1,500,000 (one million five hundred thousand dollars) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in further consideration of the promises and covenants herein contained, the parties hereto agree as follows:

     1. Seller agrees to sell to the Buyer the subject mining properties located in Shoshone County, Idaho, and more fully described in Exhibits "A", "B", and "C".

     2. Seller hereby agrees upon receipt of the aforesaid 5,000,000 (five million)) to execute, acknowledge and deliver to Buyer good and sufficient Quitclaim Deeds, in the form of the copy of such instrument which is attached hereto as Exhibit "D". Seller warrants that it has the power and authority to enter into and execute said Quitclaim Deeds, and that said Deeds shall be properly executed and shall be effective for the purposes intended. Seller also represents and warrants to Buyer that it is not aware of any liens, encumbrances, third party claims or outstanding third party interests or rights in or to the Subject Property or the production of minerals therefrom, that to the best of Seller's knowledge there are no environmental claims, liens or other problems affecting or in any way relating to the Subject Property and that the Subject Property is not a part of any actual or threatened "superfund" site or otherwise subject to federal, state or local environmental remediation action or activities, and that there are no mechanics or materialmens liens which affect or which may affect the Subject Property, of record or otherwise. The representations and warranties set forth in this Purchase Agreement shall survive the delivery of the Quitclaim Deeds and the subsequent delivery of the 5,000,000 (five million) shares of common stock. Buyer shall have possession of the Subject Property on the Effective Date.

     3. Seller understands that the shares issued in this transaction shall be restricted and represents and warrants to Buyer in connection with this transaction that it understands and accepts the full legal and economic effect and consequences of taking restricted stock of Buyer in this transaction, that it has adequately and fully informed itself as to Buyer's business, financial condition, stock price and other relevant matters with respect to Buyer, that it has been provided by Buyer with an opportunity to review such disclosures concerning the Buyer's business activities, financial condition and operations as Seller deems necessary or appropriate, that Seller is a sophisticated and knowledgeable investor which has utilized such accounting and legal advice and consultants as it deems necessary or appropriate to evaluate the terms of and protect its interest in this transaction, and that it is not relying in any way upon the promises or representations of Buyer with respect to the future business activities, stock price, saleability of the stock, or other actions of Buyer. Buyer has not made any representations, promises or commitments to Seller with respect to any future release of restrictions on the said 5,000,000 (five million) shares of Buyer's stock, and Seller understands that said stock will be issued with a restrictive legend and that as such said stock will not be marketable or tradeable for the indefinite future.

     3. Seller agrees to deliver to Buyer within thirty (30) days following the Effective Date, originals or copies of all data, records and information which it has in its possession or which are reasonably accessible to it which pertain to the title to the Subject Property, the geology, mining and exploration history of the Subject Property, and any other information relating to the Subject Property.

     DATED effective as of the day and year first above written.

                    ROYAL SILVER MINES, INC.

                    BY: /s/ Howard M. Crosby
                        Its President

                    CENTURION MINES CORPORATION

                    BY: _________________________________
                        Its President

STATE of WASHINGTON )
                    )  ss.
COUNTY of SPOKANE   )

     On the 25th day of November, 1997, personally appeared before me Howard Crosby who being by me duly sworn, did say that he, the said President, is the President of Royal Silver Mines, Inc. a Utah corporation, and that the within and foregoing instrument was signed on behalf of said corporation by authority of a resolution of its Board of Directors, and said he duly acknowledged to me that said corporation executed the same.

                    /s/ Shari Garber
                    Spokane, Washington

Commission Expires:

February 6, 1999


STATE OF UTAH  )
               )    ss.
COUNTY of      )

     On the ____ day of __________, 1997, personally appeared before me Spenst Hansen who being by me duly sworn, did say that he, the said President, is the President of Centurion Mines Corporation, a Utah corporation, and that the within and foregoing instrument was signed on behalf of said corporation by authority of a resolution of its Board of Directors, and said duly acknowledged to me that said corporation executed the same.